NOTE EXTENSION AGREEMENT

THIS NOTE EXTENSION AGREEMENT ("Agreement"), dated as of September 30, 2020, is made by and among BEST BUDS FUNDING, LLC ("Best Buds"), as lender, and each of Marimed, Inc. ("Marimed"), Mari Holdings MD LLC ("MHM"), and Marimed Advisors, Inc. ("MAI" and, collectively with Marimed and MHM, the "Marimed Companies"), as the borrower parties.

1. It is acknowledged and agreed that there is outstanding:

   a. Certain promissory notes and obligations of the Marimed Companies have been previously extended and modified by the note extension agreement, dated as of April 23, 2020 (and effective as of March 31, 2020), by and among the parties (the "April 2020 Note Extension Agreement").

   b. In connection with and pursuant to the terms of the April 2020 Note Extension Agreement, MAI made and delivered to Best Buds a secured commercial promissory note, dated as of April 23, 2020, in the principal amount of $6,845,000 (the "April 2020 Mezzanine Note"); and

   c. In connection with and pursuant to the terms of the April 2020 Note Extension Agreement, MAI made and delivered to Best Buds a secured commercial promissory note, dated as of April 23, 2020, in the principal amount of $3,000,000 (the "April 2020 Property Note");

2. In consideration of this Note Extension Agreement, it is acknowledged and agreed that:

   a. concurrently with the execution hereof, the Marimed Companies have paid to Best Buds the sum of $1,000,000 (the "Subject Principal Payment"), which shall be credited against the principal of the April 2020 Mezzanine Note;

   b. the April 2020 Mezzanine Note is hereby deemed cancelled and shall be replaced effective immediately by the secured promissory note in the principal amount of $5,845,000 (after giving effect to the Subject Principal Payment), a copy of which is attached hereto as **Exhibit 1** (the "October 2020 Note"); and

   c. the April 2020 Property Note is hereby deemed cancelled and shall be replaced effective immediately by the secured promissory note in the principal amount of $3,000,000, a copy of which is attached hereto as **Exhibit 2** (the "October 2020 Note").

3. As further consideration for this Note Extension Agreement, Best Buds or its designees are hereby granted four-year warrants to purchase up to five (5) million shares of the common stock of Marimed, Inc. at $0.25 per share in the form of **Exhibit 3** hereto.

4. The obligations under the October 2020 Mezzanine Note and October 2020 Property Note are hereby deemed guaranteed, cross-collateralized and the holders thereof entitled to share pro ratably under the guaranty agreement previously delivered by MHM ("Guaranty Agreement") in connection with the original loans made thereto by Best Buds and such Guaranty Agreement is hereby deemed amended in all respects to provide for same.

5. With respect to the October 2020 Mezzanine Note and October 2020 Property Note, Best Buds is hereby deemed granted by the Marimed Companies a first priority security interest through the security agreement previously delivered by one or more of the Marimed Companies ("Security Agreement") and the deed in trust previously delivered by the Marimed Companies ("Hagerstown Deed of Trust") in the property owned by MHM and located in Election District No. 17 in Washington County Maryland (the "Hagerstown Property"), a copy of which is attached hereto as **Exhibit 4**, and each of the Security Agreement and Hagerstown Deed of Trust is hereby deemed amended in all respects to provide for same.

6. With respect to the October 2020 Mezzanine Note and October 2020 Property Note, Best Buds is hereby granted by the Marimed Companies, a first priority security interest in the property owned by MHM and located at 2061 Generals Highway Annapolis, MD 21401 (the "Annapolis Property") under the deed of trust for the Annapolis Property previously delivered by the Marimed Companies ("Annapolis Deed of Trust"), a copy of which is attached hereto as **Exhibit 5**, and which is hereby deemed amended in all respects to provide for same.

7. None of the Marimed Companies shall grant any other security interest, including any senior or junior security interest, in the Hagerstown Deed of Trust or Annapolis Property without the prior consent of Best Buds.

8. The Marimed Companies acknowledge and agree that but for the entry into this Agreement, an Event of Default would exist with respect to the April 2020 Mezzanine Note and April 2020 Property Note under the terms thereof and under the applicable agreements governing same. It is the parties intent by this Agreement to extend the maturity and due date of the foregoing obligations resulting in no existence of an Event of Default upon execution of this Agreement and consummation of the transactions contemplated hereby and issuance of the October 2020 Mezzanine Note and October 2020 Property Note.

9. It is acknowledged that the issuance of the October 2020 Mezzanine Note and October 2020 Property Note serves to replace the April 2020 Mezzanine Note and April 2020 Property Note, and change certain terms of such earlier notes, including extending the maturity date of the payment obligations thereunder to September 30, 2022 and to provide certain additional rights and protections to the Payee. Upon reaching the extended maturity date, the applicable obligations shall be immediately due and payable to Best Buds by the Marimed Companies. Best Buds hereby reserves any and all rights it has a creditor and as same are prescribed under the terms of the October 2020 Mezzanine

Note and October 2020 Property Note, the Guaranty Agreement, Security Agreement, the Seed Sale Agreement and related agreements and applicable law. Nothing contained herein shall be deemed a waiver of any rights Best Buds has under or with respect to same.

10. The Guaranty Agreement, Security Agreement, Hagerstown Deed of Trust, and Annapolis Deed of Trust are hereby deemed amended in all respects to the extent necessary to provide Best Buds with the guarantees and security interests intended to be granted to it hereby. The Marimed Companies agree that Best Buds shall be entitled to take all reasonable actions, including as the Marimed Companies' proxy and attorney in fact, to sign all amendments, UCC filings, and other documents necessary to record and perfect Best Buds security interests granted previously or under this Note Extension Agreement. The Marimed Companies agree to provide all requested assistance to Best Buds with respect to such filings.

11. The Guaranty, Security Agreement, the Pledge Agreement (defined below), Hagerstown Deed of Trust and Annapolis Deed of Trust are each hereby deemed immediately amended in all necessary respects to include the October 2020 Mezzanine Note and October 2020 Property Note as secured obligations thereunder, and to include both the Hagerstown Property and Annapolis Property as collateral thereunder, and as necessary to provide full effect to the intent and provisions of this Agreement. The Security Agreement is hereby deemed further amended (or a separate security interest otherwise hereby granted) to continue to include all fixtures, improvements and equipment located in the Hagerstown Property and Annapolis Property and used in or necessary for the businesses currently operated in such locations.

12. In further consideration of the Extension, the Security Agreement is hereby deemed further amended (or a separate security interest otherwise hereby granted) to continue to include in the definition of collateral thereunder, and Best Buds is otherwise hereby granted a continuing first priority security interest in, the items listed below in connection with the October 2020 Mezzanine Note and October 20202 Property Note, under the terms of the stock pledge agreement ("Pledge Agreement") delivered to Best Buds in connection with the April 23, 2020 Note Extension Agreement:

    a. All equity owned by the Marimed Companies in Chooze Corp.

    b. All equity owned by the Marimed Companies in Terrace Inc.

    c. All equity owned by the Marimed Companies in CVP Worldwide LLC.

13. If either or both of the October 2020 Mezzanine Note and October 2020 Property Note are not paid on or prior to their respective maturity dates as established by this Agreement, and all principal and interest accrued and due thereunder are not fully repaid on or prior to such maturity date, Best Buds shall immediately and automatically thereafter have the right, exercisable in its sole discretion, to convert all or a portion of the principal and interest owed to Best Buds under all of such Notes, at any time, and

from time to time, through March 31, 2023, into shares of the common stock of Marimed at a conversion price equal to the average closing price of a share of common stock of Marimed as reported by the principal market on which such common stock trades or is quoted for the 20 consecutive trading days prior to the date of conversion. Upon any such conversion, Marimed shall use its commercially reasonable best efforts to register, at its expense, such stock (and any Initial Conversion Shares then owned by Best Buds or its designees or transferees) for resale under the Securities Act of 1933 (and have the related registration statement declared effective by the SEC) within 90 days of the date of such conversion and use commercially reasonable efforts to maintain such effectiveness for a period of two years. Notwithstanding the foregoing, nothing herein shall be deemed to extend the maturity date of the Notes beyond September 30, 2022. The registration statement may be on form S-3 or S-1, as applicable. In the event Marimed files on form S-1 to fulfill its obligations under hereunder, it reserves the right to replace such registration with a form S-3 prior to or following effectiveness of the original filing; provided that it shall use its commercially reasonable efforts to have same declared effective promptly.

14. Upon an event of default under either the October 2020 Mezzanine Note or the October 2020 Property Note, Best Buds shall immediately and automatically thereafter have the right, exercisable in its sole discretion, to appoint up to two observers to the board of directors of each of the Marimed Companies to attend any and all board of directors meeting(s) of the Marimed Companies (and all meetings of any and all committees thereof). Any such designee shall be required to execute the same agreements and shall be subject to the same policies as the then-directors of Marimed with respect to market standstills and insider trading policies and shall receive all notices and materials as and when provided to members of such boards of directors.

15. Best Buds is hereby authorized, empowered and directed by the Marimed Companies to file all necessary UCC financing statements and such other filings as it reasonably deemed necessary in all applicable justifications to evidence the security interests granted hereby and under the other agreements and documents entered into or delivered in connection herewith.

16. The grant of any additional security interest hereunder shall not terminate, diminish or modify in any respect any security interest or collateral rights previously granted to Best Buds by any of the Marimed Company or which Best Buds may have in any other asset of the Marimed Companies, including any rights with respect to the Seed Supply Agreement (and related purchase orders and proceeds thereunder). For purposes of clarity, the October 2020 Mezzanine Note and October 2020 Property Note shall be afforded rights to all collateral and rights that secured repayment of the obligations under such agreements.

17. Any breach of this Agreement by any of the Marimed Companies (including any failure to make payments under the October 2020 Mezzanine Note or October 2020 Property Note as and when due) shall immediately and effectively terminate the agreement by Best Buds hereunder to forbear exercise of its rights and remedies under any obligations owed

to it by the Marimed Companies and other obligations set forth herein and all such obligations shall become immediately due and payable; provided, that in cases of nonpayment breaches related to principal only, Marimed shall have five (5) days from receipt of notice from Best Buds (which may be by email to Robert Fireman and Jon Levine, or overnight letter to Marimed's principal offices as listed on its most current SEC filings) to cure such breach.

18. Marimed shall pay to Best Buds, concurrently with the execution of this Agreement, a fee of $100,000, and shall pay directly or reimburse Best Bud's for counsel fees of $7,500, in connection with this Agreement and the negotiation, drafting and delivery of same and related transactions.

19. The Marimed Companies hereby jointly and severally represent to Best Buds that:

    a. Each of the Marimed Companies has full corporate or company authority to enter into and deliver this agreement and the other agreements and document contemplated hereby and no further action is required by it in connection herewith or therewith.

    b. This Agreement and the other agreements, deeds, amendments and documents contemplated hereby (the "Transaction Documents") has been duly executed by each of the Marimed Companies that is party thereto and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of each of the applicable Marimed Companies, enforceable against each such person in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability of rights of creditors generally and by general equitable principles that may limit the rights to obtain equitable relief.

    c. The execution, delivery and performance by the Marimed Companies of each of the Transaction Documents, and the consummation by them of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of such entity's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of any such entity, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, securities purchase agreement, debt or other instrument (evidencing any indebtedness of such person or otherwise) or other understanding to which any such entity is a party or by which any property or asset of any such entity is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such entity is subject (including federal and state securities laws and regulations), or by which any property or asset of such entity is bound or affected.

d. Nothing herein shall impair or limit the continuation of the liens and security interests previously granted to Best Buds under any of the this Agreement, the April 2020 Note Extension Agreement, the April 2020 Mezzanine Note, the April 2020 Property Note, the Seed Supply Agreement (and related agreements entered into with respect thereto), the Security Agreement, the Guaranty, the Hagerstown Deed of Trust, the Annapolis Deed of Trust and the other agreements referenced herein, which liens are continued in full force and effect pursuant to and as provided therein and herein.

e. The Hagerstown Property has no mortgages or other liens thereon or security interest granted therein except those granted to Best Buds.

f. The Annapolis Property has no mortgages or other liens thereon or security interest granted therein.

g. There are no claims or actions that have been made with respect to any assets to which Best Buds has been granted a security interest, and Marimed Companies has no knowledge of any circumstances that would reasonably give rise to same.

h. No consent of any third party or stockholders is required for any of the Marimed Companies to enter into this Agreement or perform their respective obligations hereunder and to grant the security interests and other rights prescribed hereby.

20. It is hereby jointly affirmed by the Marimed Companies that (a) this Agreement and the October 2020 Mezzanine Note, October 2020 Property Note and the other agreements and documents contemplated hereby to be delivered or which were previously delivered by the Marimed Companies to Best Buds are legal, valid, binding and enforceable against the applicable Marimed Companies party thereto in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability of rights of creditors generally and by general equitable principles that may limit the rights to obtain equitable relief, (b) the terms of the Subject Agreements remain unchanged, except as modified pursuant written agreement by the parties, including this Agreement, and (c) giving effect to this Agreement, Best Buds has valid, enforceable and perfected security interests in and liens on the Hagerstown Property and Annapolis Property and other collateral prescribed by the Subject Agreements with respect to the October 2020 Mezzanine Note and October 2020 Property Note to which there are no setoffs, deductions, claims, counterclaims, or defenses of any kind or character whatsoever.

21. The Marimed Companies hereby covenant that they shall not take any action that would compromise any of the collateral securing or which will secure the obligations under the October 2020 Mezzanine Note and October 2020 Property Note.

22. This Agreement shall be governed by the laws of the State of New York without regard to conflicts of law provisions. Each of the Marimed Companies waives trial by

jury and consent to confer personal jurisdiction on Courts of the State of New York, County of New York, or the Federal Court, Southern District of New York.

23. Notwithstanding the foregoing, nothing contained herein shall be deemed a waiver of any rights under any prior agreement, note or documents between or among the parties. Best Buds reserves all rights and remedies available to it under equity and law. A default under this Agreement, the Guaranty, the Security Agreement, the Pledge Agreement, or the October 2020 Mezzanine Note or the 2020 Property Note (subject to cure within any period prescribed thereby) shall be deemed a cross-default across and with respect to all of such obligations.

24. Notices. All notices, requests, consents and other communications under this Note must be in writing and is sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed as follows:

If to Best Buds:
c/o BLDG Management
417 Fifth Ave., Suite 400
New York, NY 10016
Attn.: Lloyd Goldman

If to the Marimed Companies:
c/o MariMed, Inc.
10 Oceana Way
Norwood, MA 02062
Attn.: Jon Levine, Chief Financial Officer

with a copy to (which will not constitute notice to the Marimed Companies):

Kurzman Eisenberg Corbin & Lever, LLP
One North Broadway, 12th Floor
White Plains, NY 10601
Attention: Kenneth S. Rose, Esq.
Email: krose@kelaw.com

and
Graubard Miller
405 Lexington Avenue
New York, New York 10174
Attention: Brian L. Ross, Esq.
Email: bross@graubard.com

The undersigned parties each hereby executes this Agreement as evidence of its agreements to the foregoing as of the date indicated above:

BEST BUDS FUNDING LLC

By: ________________________

MARIMED, INC.

By: ________________________

MARI HOLDINGS MD LLC

By: ________________________

MARIMED ADVISORS, INC.

By: ________________________

Notarization for Marimed, Inc., Mari Holdings MD LLC and Marimed Advisors, Inc. signature:

STATE OF MASSACHUSETTS)
: ss.:
COUNTY OF MIDDLESEX)

On the day of October in the year 2020 before me, the undersigned, personally appeared ___________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____
Notary Public

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